UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 25, 2012

Facebook, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35551	20-1665019
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1601 Willow Road
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

(650) 308-7300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 25, 2012, Facebook, Inc. (the “Company”) drew $1.5 billion under its amended and restated unsecured term loan facility (the “Amended and Restated Term Loan”) with J.P. Morgan Securities LLC, as Administrative Agent, and the lenders party thereto. The draw was made to fund a portion of the tax withholding and remittance obligations of the Company related to the vesting and settlement of restricted stock units in connection with the Company’s initial public offering. No further amounts remain available to be drawn by the Company under the Amended and Restated Term Loan. The $1.5 billion draw is subject to the interest, events of default and other terms set forth in the Amended and Restated Term Loan, a copy of which was filed as exhibit 10.1 to the Current Report on Form 8-K filed by the Company on October 15, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: October 29, 2012	By:	/s/ Theodore W. Ullyot
		Name:	Theodore W. Ullyot
		Title:	Vice President, General Counsel, and Secretary